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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported):
                              January 5, 1996


                      MATTHEWS INTERNATIONAL CORPORATION
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            (Exact name of registrant as specified in its charter)


        Pennsylvania              0-9115 and 0-24494        25-0644320
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(State or other jurisdiction         (Commission           (IRS Employer
      of incorporation)             File Numbers)        Identification No.)


     Two NorthShore Center, Pittsburgh, Pennsylvania           15212
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        (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:       (412) 442-8200
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ITEM 5.  OTHER EVENTS.

Matthews International Corporation (the "Company") announced on January 5, 1996 that it has sold for cash its cemetery and mortuary facility (Sunland Memorial Park, Inc.) in Sun City, Arizona to Service Corporation International
(SCI). Sunland Memorial Park, Inc., which was purchased in 1982, was the only such facility owned by the Company. The facility had sales in fiscal year 1995 of approximately $5 million, representing about 3 percent the consolidated sales of the Company.

Matthews International Corporation will realize a pre-tax gain of approximately $10 million on this sale, which will be recorded in the Company's second quarter (March 31, 1996) financial statements.

The sale of Sunland Memorial Park, Inc. will permit Matthews International Corporation to concentrate on growing its core business profitability. The proceeds from this transaction will provide additional resources to fund internal and acquisition growth in the Company's related businesses.









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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           MATTHEWS INTERNATIONAL CORPORATION
                                                      (Registrant)


                                        By          James L. Parker
                                           ----------------------------------
                                             James L. Parker
                                             Senior Vice President,
                                             General Counsel and Secretary




Date:  January 17, 1996